Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-228029 and 333-234686 on Form S-3 and Registration Statement Nos. 333-219793, 333-228401 and 333-227111, on Form S-8 of our reports dated March 4, 2021, relating to the financial statements of Tidewater Inc. and the effectiveness of Tidewater Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Houston, Texas

March 4, 2021